LEBOUEF, LAMB, GREENE & MACRAE
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

NEW YORK                      260 Franklin Street                         LONDON
WASHINGTON, D.C.             Boston, MA 02110-3173               (A LONDON BASED
ALBANY                          (617) 748-6800        MULTINATIONAL PARTNERSHIP)
BOSTON                     Facsimile: (617) 439-0341                       PARIS
DENVER                                                                  BRUSSELS
HARRISBURG                                                          JOHANNESBURG
HARTFORD                                                              (PTY) LTD.
HOUSTON                                                                   MOSCOW
JACKSONVILLE                                                              RIYADH
LOS ANGELES                                                  (AFFILIATED OFFICE)
NEWARK                                                                  TASHKENT
PITTSBURGH                                                               BISHKEK
SALT LAKE CITY                                                            ALMATY
SAN FRANCISCO                   October 17, 2003                         BEIJING

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Unitil Corporation, et al. (File No. 70-10161)

Ladies and Gentlemen:

          This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing with the Commission of the Application-Declaration on Form U-1 (File No. 70-10161) (the "Application-Declaration") of Unitil Corporation (the "Company" or "Unitil"), a New Hampshire corporation and a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application-Declaration relates to the request by the Company for authorization and approval under Sections 6(a) and 7 of the Act with respect to the issuance and sale of up to 717,600 shares of common stock, no par value of the Company (the "Common Stock").

          In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the Application-Declaration, such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company, and such other exhibits, documents, agreements, instruments, and other materials as we considered necessary or advisable in order to render the opinions set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates, exhibits, documents, agreements, instruments, and other materials. In addition, we have examined such questions of law as we considered necessary or appropriate for the purpose of rendering this opinion.

Securities and Exchange Commission
October 17, 2003
Page 2


          Based on the foregoing, and subject to the final paragraph hereof, we are of the opinion that when the Commission has taken the action requested in the Application-Declaration:

          (1) All state laws applicable to the transactions described in the Application-Declaration will have been complied with.

          (2) The Company is validly organized and duly existing under the laws of the State of New Hampshire.

          (3) The shares of Common Stock to be issued in accordance with the Application-Declaration will be validly issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Company's Articles of Incorporation, as amended.

          (4) The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company.

          The opinions expressed above are subject to the following assumptions or conditions:

          a. The Commission shall have duly entered an appropriate order or orders granting and permitting the Application-Declaration to become effective with respect to the Common Stock offering described therein.

          b. The Company shall be in compliance with the terms of the order issued by the Commission with respect to the Application-Declaration.

          c. The Company's Registration Statement on Form S-3 (File No. 333-108349), which registers the shares of Common Stock to be offered under the Securities Act of 1933, as amended, shall have been declared effective by the Commission, and certificates for the shares of Common Stock shall have been executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement.

          d. No act or event other than as described herein shall have occurred subsequent to the date hereof, which would change the opinions expressed above.

Securities and Exchange Commission
October 17, 2003
Page 3


          This opinion is intended solely for the use of the Commission and may not be relied upon by any other person or used for any other purpose. We are not, in this opinion, opining on laws other than the laws of the State of New Hampshire and the federal laws of the United States. We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.



                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.